UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2026
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2026, Vail Holdings, Inc. (“VHI”), a Colorado corporation and a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), certain subsidiaries of the Company and the Company, as guarantors, Bank of America, N.A., as administrative agent, and the lenders party thereto constituting the Required Lenders entered into the First Amendment (the “First Amendment”) to the Tenth Amended and Restated Credit Agreement, dated as of February 9, 2026 (as so amended, the “Credit Agreement”).

Prior to the First Amendment, the events constituting a Change of Control Transaction (as defined in the Credit Agreement) included certain changes in the composition of a majority of the Company’s Board of Directors during any period of twelve consecutive months.

The First Amendment amends and restates the definition of Change of Control Transaction to eliminate this board composition provision. The First Amendment does not modify the other two provisions of the Change of Control Transaction definition relating to the acquisition of beneficial ownership of, or control over, the Company's voting equity securities.

The First Amendment also amends and restates Section 10.8(i) of the Credit Agreement relating to Financial Hedges to remove the requirement that any such hedges be approved by the administrative agent.

The description above is only a summary of the First Amendment and is qualified in its entirety by reference to the First Amendment, a copy of which will be filed in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: October 19, 2026	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer